                          CERTIFICATE OF INCORPORATION
                                       OF
                    TRINITY PARTNERS ACQUISITION COMPANY INC.

          The undersigned, acting as the incorporator of the corporation hereby being formed under the General Corporation Law of the State of Delaware (the
"GCL"), certifies that:

     FIRST: The name of the corporation (hereinafter called the "Corporation")
is "Trinity Partners Acquisition Company Inc."

     SECOND: The address of the registered office of the Corporation in the
State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801; and the
name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL, and to have and exercise all the powers conferred by the laws of the State of Delaware upon corporations formed under the GCL.

     FOURTH: (a) AUTHORIZED SHARES. The total number of shares of capital stock which the Corporation shall have authority to issue is twenty two million five thousand (22,005,000), consisting of three classes of capital stock:

             (i) twenty million (20,000,000) shares of Common Stock, par value
     $0.0001 per share (the "Common Stock");

             (ii) two million (2,000,000) shares of Class B Common Stock, par value $0.0001 per share (the "Class B Common Stock"); and

             (iii) five thousand (5,000) shares of Preferred Stock, par value
     $0.0001 per share (the "Preferred Stock").

          (b) PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in series or otherwise and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate series, if any, of the Preferred Stock, to fix the number of shares constituting any such series, and to fix the voting powers, designations, and relative, participating, optional, conversion, redemption and other rights of the shares of Preferred Stock or series thereof, and the qualifications, limitations and restrictions thereof, and to increase and to decrease the number of shares of Preferred Stock constituting any such series. The authority of the
Board of Directors of the Corporation with respect to shares of Preferred Stock or any series thereof shall include but shall not be limited to the authority to determine the following:

             I.   The designation of any series.

             II.  The number of shares initially constituting any such series.

             III. The rate or rates and the times at which
     dividends on the shares of Preferred Stock or any series thereof shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

             IV. Whether or not shares of the Preferred Stock or series thereof shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

             V. The amount payable on the shares of Preferred Stock or series thereof in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the holders of such shares shall be entitled to be paid, or to have set apart for payment, not less than $0.0001 per share before the holders of shares of the Common Stock, the Class B Common Stock or the holders of any other class of stock ranking junior to the Preferred Stock as to rights on liquidation shall be entitled to be paid any amount or to have any amount set apart for payment; provided, further, that, if the amounts payable on liquidation are not paid in full, the shares of all series of the Preferred
     Stock shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full.

             VI. Whether or not the shares of Preferred Stock or series thereof shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other class or series of Preferred Stock and the right to have more than one vote per share.

             VII. Whether or not a sinking fund shall be provided for the redemption of the shares of Preferred Stock or series thereof, and, if such a sinking fund shall be provided, the terms and conditions thereof.

             VIII. Whether or not a purchase fund shall be provided for the shares of Preferred Stock or series thereof, and, if such a purchase fund shall be provided, the terms and conditions thereof.

             IX. Whether or not the shares of Preferred Stock or series thereof shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or the conversion price.

             X. Any other relative rights, preferences, qualifications, limitations and restrictions.

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     (c)  COMMON STOCK.

             I. Dividends. Subject to the preferential dividend rights
     applicable to shares of Preferred Stock, the holders of shares of Common
     Stock and of Class B Common Stock shall be entitled to receive only such dividends as may be declared by the Board of Directors.

             II. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock and of Class B Common Stock shall be entitled, ratably, in proportion to the number of shares held by them, to receive all of the remaining assets of the Corporation available for distribution to holders of Common Stock and of Class B Common Stock.

             III. Voting Rights.  Except as otherwise required by statute or as otherwise provided in this Certificate of Incorporation:

                    (i) each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote other than in connection with a "Business Combination"
     during the "Target Business Acquisition Period" (as such terms are hereinafter defined), and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder; and

                    (ii) each outstanding share of Class B Common Stock shall be entitled to vote on each matter on which the stockholders of the
     Corporation shall be entitled to vote, including in connection with a
     Business Combination, and each holder of Class B Common Stock shall be entitled to one vote for each share of such stock held by such holder.

             IV. Conversion. The holders of Class B Common Stock shall have no conversion rights other than as set forth in sub-paragraph B of Paragraph
     SIXTH hereof. The holders of Common Stock shall have no conversion rights under any circumstances.

     FIFTH: The name and mailing address of the sole incorporator of the
Corporation are as follows:

            Name                                    Address
            ----                                    -------

         Ira Roxland                 Sonnenschein Nath & Rosenthal LLP
                                     1221 Avenue of the Americas
                                     New York, New York 10020

     SIXTH: The following provisions (A) through (E) shall apply during the period that shall commence upon the filing of this Certificate of Incorporation and shall terminate upon the first to occur of (i) the consummation of any
"Business Combination" or (ii) the "Termination

                                      -3-

Date" (as such terms are hereinafter defined), and may not be amended prior thereto. A "Business Combination" shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business ("Target Business").

             A. Prior to the consummation of any Business Combination with a Target Business, the Corporation shall submit such Business Combination to the holders of its Class B Common Stock for approval regardless of whether the
Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that the holders of a majority of the outstanding shares of Class B Common Stock vote for the approval of the Business
Combination, the Corporation shall be authorized to consummate the Business
Combination; provided, however, that the Corporation shall not consummate any
Business Combination if the holders of 20% or more of the outstanding shares of
Class B Common Stock exercise their conversion rights described in sub-paragraph
B, below.

             B. If a Business Combination is approved in accordance with sub-paragraph A, above, and is consummated by the Corporation, then, in such event:

               (i) any holder of shares of Class B Common Stock issued in the
Corporation's initial public offering of securities ("IPO") who voted against the Business Combination may, contemporaneous with such vote, demand that the
Corporation convert his shares of Class B Common Stock into cash. If so demanded, the Corporation shall convert such shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the "Trust
Fund" (as hereinafter defined), inclusive of any interest thereon, as of the record date for determination of stockholders entitled to vote on the Business
Combination, by (ii) the total number of shares of Class B Common Stock then outstanding. "Trust Fund" shall mean the trust account established by the
Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO are deposited; and

               (ii) thereafter, all of the remaining outstanding shares of
Class B Common Stock shall be deemed to automatically convert, effective as of the consummation of the Business Combination, into the same number of shares of
Common Stock.

             C. If, however, the Corporation does not consummate a Business
Combination with a Target Business by the later of (i) 12 months after the consummation of the IPO or (ii) 18 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but was not consummated within such 18 month period (such later date being defined as the
"Termination Date", and the period from the consummation of the IPO up to and including the Termination Date being defined to as the "Target Business
Acquisition Period"), then, in such event, all outstanding shares of Class B
Common Stock shall be automatically cancelled and shall revert to the status of authorized but unissued shares of Class B Common Stock, and the Corporation shall thereupon distribute, and shall cause its officers to effect the distribution of, the Trust Fund to the holders of Class B Common Stock within sixty days of the Termination Date. In such event, the Corporation shall pay no distributions with respect to any other shares of capital stock of the
Corporation. From and after the Termination Date and until surrendered to the trustee of the Trust Fund, any certificate evidencing shares of Class B Common
Stock shall represent solely the right of the holder to receive his ratable proportion of any distribution from the Trust Fund.

                                      -4-

             D. A recordholder of Class B Common Stock shall be entitled to receive distributions from the Trust Fund only upon distribution of the Trust
Fund accordance with sub-paragraph C, above, or in the event he demands conversion of his shares in accordance with sub-paragraph B, above. In no other circumstances shall a holder of Class B Common Stock have any right or interest of any kind in or to the Trust Fund.

             E. The Board of Directors shall be divided into three classes:
Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect the Class A directors for a term expiring at the Corporation's third Annual Meeting of Stockholders. The Class A directors shall then elect the Class B and Class C directors. The directors in
Class B shall be elected for a term expiring at the second Annual Meeting of
Stockholders and the directors in Class C shall be elected for a term expiring at the first Annual Meeting of Stockholders. Commencing at the first Annual
Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire thereat shall be elected for a term of office to expire at the third succeeding Annual Meeting of
Stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

     SEVENTH: The corporation is to have perpetual existence.

     EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State
of Delaware.

     NINTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

          B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

          C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the

                                      -5-

Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the
Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

     TENTH: (a) The Corporation shall, to the full extent permitted by Section
145 of the GCL, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

            (b) A director of the Corporation shall not be personally liable to the Corporation and to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

            (c) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in sub-paragraph (d) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding
(or part thereof) was authorized by the board of directors of the Corporation.
The right to indemnification conferred in this Paragraph TENTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph TENTH or otherwise. The
Corporation may, by action of its Board of Directors, provide

                                      -6-

indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

            (d) If a claim under sub-paragraph (c) of this Paragraph TENTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action
(other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Paragraph TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the
Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

            (f) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

         IN WITNESS WHEREOF, the undersigned hereby executes this Certificate of
Incorporation this 14th day of April, 2004.

                                              /s/Ira Roxland
                                              ----------------------------------
                                              Ira Roxland
                                              Sole Incorporator

                                      -7-